Exhibit 3.1

AMENDED CERTIFICATE OF INCORPORATION

OF

CLEAR CHANNEL HOLDINGS, INC.

ARTICLE I

NAME

The name of the corporation (which is hereinafter referred to as the “Corporation”) is: Clear Channel Outdoor Holdings, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

CAPITAL STOCK

SECTION 1.    The Corporation shall be authorized to issue two billion five hundred million (2,500,000,000) shares of capital stock, of which (1) two billion three hundred fifty million (2,350,000,000) shares shall be shares of Common Stock, par value $0.01 per share (the “Common Stock”), and (2) one hundred fifty million (150,000,000) shares shall be shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

SECTION 2.    Shares of Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so is hereby expressly vested in the Board of Directors). The Board of Directors is further authorized by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the powers, designations, preferences and the relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of any such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(1)    the designation of the series, which may be by distinguishing number, letter or title;

(2)    the number of shares of the series, which number the Board of Directors may thereafter increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding), subject to the powers, preferences and rights, and the qualifications, limitations or restrictions thereof stated in this Amended Certificate of Incorporation or any resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of such series is decreased, then the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series;

(3)    whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(4)    dates at which dividends, if any, shall be payable;

(5)    the redemption rights and price or prices, if any, for shares of the series;

(6)    the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(7)    the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(8)    whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(9)    restrictions on the issuance of shares of the same series or of any other class or series; and

(10)    the voting rights, if any, of the shares of the series.

SECTION 3.    The following is a statement of the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock:

(1)    Subject to the other provisions of this Amended Certificate of Incorporation and the provisions of any certificate of designations (a “Certificate of Designations”), the holders of Common Stock shall be entitled to receive such dividends and other distributions, in cash, stock of any entity or property of the Corporation, when and as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in all such dividends and other distributions.

(2)    (a) Except as may be otherwise required by law or by this Amended Certificate of Incorporation and subject to any voting rights that may be granted to holders of Preferred Stock pursuant to the provisions of a Certificate of Designations, all rights to vote and all voting power of the capital stock of the Corporation, whether for the election of directors or any other matter submitted to a vote of stockholders of the Corporation, shall be vested exclusively in the holders of Common Stock.

(b)    Except as may be otherwise provided in this Amended Certificate of Incorporation or by law, at every meeting of the stockholders of the Corporation, in connection with the election of directors and on all other matters submitted to a vote of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in such holder’s name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Amended Certificate of Incorporation, the holders of Common Stock shall vote together as a single class in connection with the election of directors and on all other matters submitted to a vote of stockholders of the Corporation.

(c)    Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended Certificate of Incorporation (including any Certificate of Designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other series of Preferred Stock, to vote thereon by law or pursuant to this Amended Certificate of Incorporation (including any Certificate of Designations).

(3)    In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock pursuant to the provisions of a Certificate of Designations, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph (3), the voluntary sale, conveyance, lease, license, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other entities (whether or not the Corporation is the entity surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

(4)    The shares of Common Stock are not convertible into any other security of the Company or any other property.

SECTION 4.    No stockholder shall be entitled to exercise any right of cumulative voting.

ARTICLE V

BOARD OF DIRECTORS

SECTION 1.    Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed by or in the manner provided in the By-Laws.

SECTION 2.    Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

SECTION 3.    Effective upon the effectiveness of this Amended Certificate of Incorporation and continuing until immediately prior to the fourth annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective. Class I directors shall be initially elected for a term expiring at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation and each of the directors to be elected as Class I directors at the first annual meeting shall be elected for a three-year term. Class II directors shall be initially elected for a term expiring at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation and each of the directors to be elected as Class II directors at the second annual meeting shall be elected for a two-year term. Class III shall be initially elected for a term expiring at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation and each of directors to be elected as Class III directors at the third annual meeting shall be elected for a one-year term. From and after the fourth annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation, the Board of Directors shall no longer be classified and each director shall be elected for a one-year term. In case of any increase or decrease, from time to time, in the number of directors prior to the fourth annual meeting of the stockholders of the Corporation following the effectiveness of this Amended Certificate of Incorporation, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, the number of directors added to or eliminated from each class shall be apportioned so that the number of directors in each class thereafter shall be as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board of Directors shorten the term of any incumbent director. Notwithstanding the provisions of this Article V, each director shall serve until his or her successor is duly elected or until his or her death, resignation, or removal.

SECTION 4.    Except as otherwise may be provided by a Certificate of Designations, any director or the entire Board of Directors may be removed from office as provided in Section 141(k) of the Delaware General Corporation Law.

SECTION 5.    Except as otherwise provided by a Certificate of Designations, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director, and shall not be filled by stockholders. Any director so chosen shall hold office until his or her successor shall be elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 6.    Notwithstanding the provisions of this ARTICLE V, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the Certificate of Designations or Certificates of Designations governing such series.

ARTICLE VI

BY-LAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the By-Laws of the Corporation at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any By-Laws. Notwithstanding any other provision of this Amended Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Amended Certificate of Incorporation or by a Certificate of Designations, the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal any provision of the By-Laws, or to adopt any new By-Law.

ARTICLE VII

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons or entities whomsoever by and pursuant to this Amended Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE VII. Except as otherwise provided in ARTICLE IV Section 2 and Section 3(2)(c), notwithstanding any other provision of this Amended Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Amended Certificate of Incorporation or by a Certificate of Designations, the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change, repeal any provision of this Amended Certificate of Incorporation, or to adopt any new provision of this Amended Certificate of Incorporation; provided, however, that, in addition to any vote of the holders of any class or series of the stock of the Corporation required by law, this Amended Certificate of Incorporation or by a Certificate of Designations, (a) prior to May 1, 2022 (the “Sunset Date”), the affirmative vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, and (b) on and after the Sunset Date, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, ARTICLE V, ARTICLE VI, ARTICLE VIII, ARTICLE IX and this sentence of this Amended Certificate of Incorporation, or in each case, any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Amended Certificate of Incorporation). Any repeal or modification of ARTICLE VIII shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE VIII

LIMITATIONS ON LIABILITY

OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader exculpation rights than permitted prior thereto), no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Any repeal or modification of the foregoing paragraph or the adoption of any provision inconsistent with this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring at or prior to the time of such repeal or modification.

ARTICLE IX

STOCKHOLDER ACTION

Subject to the rights of holders of Preferred Stock to act by written consent in lieu of a meeting, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Except as otherwise required by law or provided by a Certificate of Designations, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors of the Corporation, whether or not there exist any vacancies or unfilled seats in previously authorized directorships. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

ARTICLE X

SECTION 203 OF THE GENERAL CORPORATION LAW

The provisions of Section 203 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended or as such Section 203 may hereafter be renumbered or recodified, will be deemed to apply to the Corporation, and the Corporation shall be subject to all of the restrictions set forth in such Section 203.

ARTICLE XI

EXCLUSIVE FORUM

Unless this Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or the By-Laws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE XI.